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                                                                    EXHIBIT 10.8



                                PLEDGE AGREEMENT



         This Pledge Agreement (this "Agreement") is made as of March 19, 1998, by Paragon Coyote Texas Ltd., a Texas limited partnership ("Pledgor"), and Don & Marty Management Group, Inc., a Texas corporation ("Secured Party").

                                    RECITALS

         WHEREAS, Pledgor has executed a certain promissory note payable to Secured Party of even date herewith (the "Note"); and

         WHEREAS, Pledgor has entered into a Loan Agreement of even date herewith (the "Loan Agreement") with Coyote Sports, Inc., a Nevada corporation ("Coyote"), Mel S. Stonebraker ("Stonebraker") and James M. Probst ("Probst") pursuant to which Pledgor has lent Coyote $6,000,000 (the "Loan"). The Loan is secured by (i) Stonebraker's pledge of the Stonebraker Collateral Shares pursuant to the Stonebraker Security Agreement and (ii) Probst's pledge of the Probst Collateral Shares pursuant to the Probst Security Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

Section 1.       Pledge

         Pledgor pledges, assigns, hypothecates, transfers and delivers to Secured Party, and grants to Secured Party, a first lien and security interest on and in all of Pledgor's rights and interests in the Collateral Shares granted to Pledgor pursuant to the Security Instruments (collectively, the "Pledged Rights") and in all proceeds of the Pledged Rights, and any and all proceeds of such property, as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Note.

Section 2.       Pledgor's Representations and Warranties

         Pledgor represents and warrants to Secured Party that:

         (a) Pledgor has full partnership power and authority to execute the pledge provided for in this Agreement and to pledge the Pledged Rights to Secured Party; and

         (b) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency and similar laws and by general equitable principles).
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Section 3.       Administration of Pledged Rights

         (a) As long as there has been no event of default under the Note (an "Event of Default"), Pledgor shall be entitled to enforce any and all of the Pledged Rights on its own behalf in any manner not inconsistent with this Agreement or the Note. Pledgor grants to Secured Party the irrevocable right, effectively immediately upon an Event of Default, to enforce any and all of the Pledged Rights and to receive any benefits or proceeds that may accrue as a result of or out of the Pledged Rights, which benefits or proceeds will be used to pay the Note effective immediately upon an Event of Default.

         (b) Subject to Secured Party's enforcement, sale or other disposition of the Pledged Rights or other property pursuant to this Agreement upon the occurrence of an Event of Default, the Pledged Rights and any other property then held as collateral under this Agreement shall revert back or otherwise be returned to Pledgor upon full payment, satisfaction and termination of the Note.

Section 5.       Rights of Secured Party

         Secured Party shall not be liable for failure to collect or realize upon the Note or any collateral security or guarantee for the Note, or any part of the Note, or for any delay in so doing. Upon the occurrence of an Event of Default, Secured Party may exercise without notice any or all of the Pledged Rights and any other rights, privileges or options pertaining to any of the Pledged Rights to the same extent as if Secured Party were the original grantee of the Pledged Rights, but Secured Party shall have no duty to exercise any of such rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Secured Party shall have all rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas in addition to any and all rights and remedies under the Note and this Agreement.

Section 6.       Limitation on Dispositions

         Without the prior written consent of the Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Rights, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Rights, or any interest in the Pledged Rights, or any proceeds of the Pledged Rights, except for the liens and security interest provided for by this Agreement. Upon any transfer of Pledged Rights, the liens and security interest created under this Agreement shall continue, and Pledgor will, and will cause any transferee of Pledgor to, execute any and all instruments that Pledgor may deem necessary or appropriate to ensure the continuation of such liens and security interest.

Section 7.       Further Assurances

         Pledgor agrees that, at any time and from time to time upon Secured Party's written request, Pledgor will execute and deliver such further documents (including but not limited to





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UCC-1 financing statements) and do such further acts and things as Secured
Party reasonably may request consistent with the provisions of this Agreement in order to effect the purposes and intent hereof.

Section 8.       Termination

         This Agreement and the liens and security interest granted hereunder shall terminate upon full and complete performance and satisfaction of the Note.

Section 9.       Miscellaneous

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. No party's failure to insist upon another party's strict adherence to any provision of this Agreement shall constitute a waiver of such provision or of any right or remedy under this Agreement on that or any other occasion. This Agreement may be amended, and any right or remedy under this Agreement may be waived, only in a writing signed by a party against whom such amendment or waiver is sought to be enforced. If any provision of this Agreement is held to be unenforceable for any reason, the balance of this Agreement shall continue in full force and effect and be interpreted and enforced in such manner as may be necessary to give effect as fully as possible to the purpose and intent of the unenforceable provision. All undefined capitalized terms shall have the meanings respectively ascribed to them in the Loan Agreement.

         IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the date first above written.

Secured Party:                    DON & MARTY MANAGEMENT GROUP, INC.,
                                   a Texas corporation


                                  By:  /s/ Mark A. Pappas
                                     ------------------------------------------
                                       Mark A. Pappas, Authorized Signatory


Pledgor:                          PARAGON COYOTE TEXAS LTD.,
                                   a Texas limited partnership

                                       By:  Paragon Management Group, Inc.,
                                             a Texas corporation, General
                                             Partner



                                            By:  /s/ Mark A. Pappas
                                                -------------------------------
                                                 Mark A. Pappas, President





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